EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION


   Name:         Sofaer Capital Asian Fund

   Address:      Caledonian Bank and Trust, Ltd.
                 Caledonian House
                 George Town
                 Grand Cayman
                 Cayman Islands

   Designated Filer:

   Issuer & Ticker Symbol: Far East Energy Corporation, FEEC.OB

   Date of Event
   Requiring Filing: 12/21/04



   Signature:     /S/ KRISTIAN WIGGERT



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                         FORM 3 JOINT FILER INFORMATION


   Name:        Sofaer Capital Inc.

  Address:      Caledonian Bank and Trust, Ltd.
                Caledonian House
                George Town
                Grand Cayman
                Cayman Islands

   Designated Filer:

   Issuer & Ticker Symbol: Far East Energy Corporation, FEEC.OB

   Date of Event
   Requiring Filing: 12/21/04



   Signature:     /S/ KRISTIAN WIGGERT